                                                                EXHIBIT 10.33

                        OEM SUPPLY & LICENSE AGREEMENT

This Agreement made this 15th day of June, 1999 ("Effective Date") is by and between PerSeptive Biosystems, Inc., a Division of the PE Biosystems Business of PE Corporation ("PerSeptive"), a Delaware corporation with a place of business at 500 Old Connecticut Path, Framingham, MA 01701 and Sequenom, Inc. ("Sequenom"), a Delaware corporation with a place of business at 11555 Sorrento Valley Road, San Diego, CA 92121.

                                   RECITALS

    PerSeptive has expertise in the development and manufacture of mass spectrometry instrument workstations (the "Mass Spec Products"), and desires to manufacture and sell to Sequenom Mass Spec Products.

    Sequenom is desirous of purchasing certain Mass Spec Products from PerSeptive for incorporation into system products to be sold by Sequenom, and in connection with such sale to obtain from PerSeptive rights to market and resell PerSeptive's Mass Spec Products to Sequenom's Customers.

    PerSeptive is willing to supply Mass Spec Products to Sequenom and to grant Sequenom rights to resell such products as part of its system product offering, all in accordance with the terms and conditions set forth in this Agreement.

    Based on the foregoing recitals and in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1.  DEFINITIONS  For purposes of this Agreement and all Exhibits attached
    -----------
hereto, the following terms shall have the meaning set forth below:

    1.1 "Affiliate" means with respect to either Party a person or entity, including without limiting the generality of the foregoing, corporations, partnerships and joint ventures, that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person or entity. "Control" (and, with correlative meanings, the term "controlled by" and "under common control with") means the possession of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, "control" shall mean, among other things, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting stock.

    1.2  "Agreement" means this OEM Agreement, as amended from time to time.

    1.3 "Agreement Year" means any twelve month period during the term of this Agreement commencing on the Effective Date or any anniversary date thereof.

    1.4  "Backorders" has the meaning set forth in Section 5. 1.

    1.5 "Confidential Information" means all materials, know-how or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, know-how or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties hereunder. Notwithstanding the foregoing, any technical or financial information of a Party disclosed by PerSeptive to Sequenom or visa versa or disclosed through an audit or sales report shall constitute Confidential Information of a Party unless otherwise specified.

    1.6 "Customer" means the end-user customer who purchases a Sequenom system that includes Product(s).

    1.7  "Cutoff period" has the meaning set forth in Section 4.3.

    1.8 "Delivery Date" means the date on which delivery of Product(s) is properly requested in a Purchase Order and accepted by PerSeptive.

    1.9  "Discount Recapture" has the meaning set forth in Section 3.3.

    1.10  "Intellectual Property Rights" has the meaning set forth in Section
    4.11.

    1.11 "Invoice" means a PerSeptive in voice issued to Sequenom in accordance with the terms of this Agreement.

    1.12 "Party" means Sequenom or PerSeptive; "Parties" means Sequenom and PerSeptive. As used in this Agreement, references to "third parties" means persons or entities other than a Party or its Affiliates.

    1.13 "Products" means the current, specific Mass Spec Products identified by PerSeptive's part numbers listed on Exhibit 2.1 attached hereto, a general description of which is set forth opposite each such part number, including the licenses required for the operation of the Products as outlined in Section 13. Products shall also include any such products as changed or modified by PerSeptive in a manner that does not substantially alter the form, fit or function of any such product.

    1.14  "Projected Quantity" has the meaning set forth in Section 3.2.

    1.15 "Purchase Order" means a Sequenom purchase order issued to PerSeptive in accordance with the terms of this Agreement.

    1.16  "Release date" has the meaning set forth in Section 4.3.

    1.17 "Specifications" means information specifying the technical and performance criteria for Products that is published in PerSeptive's Standard Operating Procedure (SOP) documents in effect on the date Products are shipped in response to a Purchase Order. Upon request, PerSeptive will provide such documents to Sequenom under the confidentiality provisions of
    Section 15.

    1.18 "Trademarks" means PerSeptive's trademarks, logos, trade dress, etc. which are affixed either to the Products or on the packages/containers in which such Products are shipped, or which are included in written materials relating to or mentioning the Products.

2.  PRICE
    -----

    2.1 Exhibit 2.1 attached hereto sets forth the current published retail prices ("List Price") for the Products and related installation and support services and license fees, and the net sales price payable by Sequenom. PerSeptive agrees to provide Products and services to Sequenom at prices
    which reflect a discount        ***
         ***            from List Price as more fully set forth in Exhibit 2.1.
    PerSeptive shall provide Sequenom with at least ninety (90) days notice of any pricing changes that may occur from time to time during the term of this Agreement. Sequenom shall pay to PerSeptive for each Product ordered pursuant to this Agreement an amount equal to the retail list price of such Product, as set forth on the Exhibit 2.1 in effect at the time the order is received by PerSeptive, less the discount applicable to such Product set forth on Exhibit 2. 1.

    2.2 Prices given in Exhibit 2.1 are exclusive of, and Sequenom shall be responsible for the payment of, shipping charges (including freight and insurance customs fees, installation, field service maintenance and support (unless field service occurs within the warranty period), extended warranty, as well as any applicable sales, use, service, value added and similar taxes.

3.  DISCOUNTS
    ---------

    3.1  To qualify for the discounts set forth in Exhibit 2.1, Sequenom agrees
    to purchase      ***       Products having      ***
          ***      (a "System Product") over the three-year term of this
    Agreement.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    3.2 Subject to the provisions of Section 4, on the Effective Date and on or before three (3) months prior to the end of an Agreement Year, Sequenom will issue a Purchase Order for the number of System Products that Sequenom intends to purchase in the coming year. For each Agreement Year, the projected quantity of System Products to be purchased by Sequenom ("Projected Quantity") is as follows:

         Year 1    ***  Products
         Year 2    ***  Products
         Year 3    ***  Products

    3.3 To maintain the discount from list price of the Products as set forth in Exhibit 2.1, Sequenom must order for delivery in any Agreement Year no
    less than   ***                             ***  of the Projected Quantity
    ("Required Purchases"). If in any Agreement Year Sequenom does not meet its quota of Required Purchases, the discount provided Sequenom shall be reduced *** *** *** Such reduction in discount shall remain in effect until such time as Sequenom shall have ordered in accordance with the terms of this Agreement and released for delivery a sufficient quantity of System Products to make up the prior year(s) deficiency(ies) and satisfy the current year's pro rata Required Purchases.

    3.4 Notwithstanding the provisions of Section 3.3, and subject to the last sentence of this Section 3.4, all Invoices issued with respect to orders for delivery placed by Sequenom under this Agreement shall reflect the applicable discount set forth in Exhibit 2. 1. However, the dollar amount equal to the Discount Recapture, if any, will be calculated by PerSeptive, and notice thereof provided to Sequenom, within forty five (45) days after the end of each Agreement Year, with any such amount being carried forward from year to year during the term of this Agreement. At the end of the second Agreement Year, PerSeptive will invoice Sequenom for any Discount Recapture due, and Sequenom agrees to pay such invoice within thirty (30) days of its issuance. If by the end of the second Agreement Year Sequenom has ordered and released for delivery less than *** System Products, PerSeptive may in its sole discretion discontinue or modify the discounts set forth in Exhibit 2.1 on all future orders placed by Sequenom during the term of this Agreement.

    3.5 Notwithstanding any provision to the contrary as may be contained herein, if at the end of the third Agreement Year Sequenom shall not have
    ordered and released for delivery   ***  System Products, it shall be
    obligated to purchase from PerSeptive within the next ninety (90) days that number of System Products equal to the difference between the number of
    System Products actually ordered by Sequenom and   *** at a fully discounted
    price equal to the discounted price set forth in Exhibit 2.1


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

4.  ORDERS
    ------

    4.1 Orders for the purchase of Products hereunder shall be submitted to PerSeptive on a Purchase Order and shall specifically reference this Agreement. All orders are subject to acceptance by PerSeptive, which shall not be unreasonably withheld. All terms and conditions of sale of Products are set forth in this Agreement. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions on a Purchase Order or Invoice, the terms and conditions of this Agreement shall prevail except for terms of a Purchase Order specifically designated by PerSeptive as terms that supercede the inconsistent terms in this Agreement.

    4.2 Upon acceptance of a Purchase Order, PerSeptive shall use commercially reasonable efforts to manufacture the Products in accordance with the Specifications and to ship such Products in accordance with the delivery requirements and Delivery Dates set forth in Section 6.

    4.3 Purchase Orders will include the quantities and types of Products to be purchased by Sequenom during the coming year together with an estimated schedule of when such Products are to be released for delivery ("release date"). Except for Products scheduled to be released within a rolling three (3) month period from any calendar date (the "cutoff period"), Sequenom may adjust the quantity, type and release date of the Products listed on the Purchase Order at its discretion. The quantity and type of Products scheduled to be released within the cutoff period can not be altered.

    4.4  PerSeptive's supply obligation hereunder will not extend to more that
    ***        *** of Sequenom's Projected Quantity of Products for the year in question. If Sequenom's Product requirements for any quarter exceeds *** of Sequenom's Projected Quantity of Products, PerSeptive and Sequenom will discuss in good faith the additional amount, if any, that PerSeptive is willing to supply consistent with its other obligations and Sequenom will adjust its order accordingly. Sequenom shall reimburse PerSeptive promptly upon request for all reasonable out of pocket costs and expenses, including the cost of carrying increased inventory, to the extent caused by any deviation in order quantities from the limits imposed by the preceding sentence, and PerSeptive will act reasonably to mitigate any such costs and expenses.

    4.5 PerSeptive agrees to use its commercially reasonable efforts to provide Sequenom with notice ninety (90) days in advance of (i) any changes to the Products listed in Exhibit 2.1 that alter the form, fit or function of the Product or (ii) the discontinuance of any Product. PerSeptive reserves the right in its sole and absolute discretion to modify the form, fit or function of any Product, or to otherwise modify any Product, and to discontinue the manufacture of any Product except for Products which have been discontinued PerSeptive shall remain obligated to fill orders as have been placed by Sequenom that are subject to accepted Purchase Orders. Sequenom reserves the right to terminate this contract with no penalty with sixty (60) day written notice should the

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    Products change significantly thereby rendering the Products incompatible with Sequenom's products or should the change adversely effect Sequenom's ability to sell its products. Notwithstanding any such termination, Sequenom shall remain obligated to purchase all Products subject to Purchase Orders issued by Sequenom.

    4.6 Sequenom hereby grants to PerSeptive and PerSeptive reserves a purchase money security interest in each Product purchased hereunder, and in any proceeds thereof, for all amounts owing to PerSeptive for or related to the product. Upon request by PerSeptive, Sequenom shall sign any document required for PerSeptive to perfect such security interest.
    Payment in full of the purchase price of any Product purchased hereunder shall release the security interest on that Product.

    4.7 PerSeptive shall ship in accordance with PerSeptive's standard practices. Sequenom may specify different shipping instructions, subject to agreement by PerSeptive, provided that Sequenom will be subject to an additional charge if the alternate method increases the cost of shipping equal to the increased cost.

    4.8 Unless otherwise agreed to in writing by PerSeptive, all Products shall be packed, if appropriate, for shipment and storage in accordance with PerSeptive's standard practices. All packing shall conform to requirements of carrier's tariffs.

    4.9 All Products are subject to PerSeptive's standard tolerances for specifications. PerSeptive reserves the right to make substitutions and modifications in the Specification of any Product, provided that such substitutions or modifications do not materially affect the performance of the Products.

    4.10 All patents, copyrights, trade secrets and other intellectual property rights (collectively, "Intellectual Property Rights") in or related to the Products sold hereunder are and will remain the exclusive property of PerSeptive or its licensors. Sequenom shall not hereby acquire any Intellectual Property Rights in the Products except as expressly set forth in this Agreement.

    4.11 PerSeptive does not warrant the validity or enforceability of any Intellectual Property Rights relating to any Products. PerSeptive warrants and represents, however, that at the time of the sale it is not aware of any infringement of any patents or patent applications or other Intellectual Property Rights owned by third parties which would prevent Sequenom from using or selling the Products.

    4.12 PerSeptive shall have the sole and exclusive right to evaluate any suit, claim or proceeding brought against Sequenom alleging that a Product purchased by Sequenom from PerSeptive and sold hereunder infringes any Intellectual Property Rights of others and to take any and all legal action PerSeptive shall deem appropriate with respect thereto. PerSeptive will pay any cost of damages finally awarded against Sequenom in any such action. Sequenom shall have the right to participate and be represented in any such suit by its own counsel at its own expense, but Sequenom shall not agree to, and PerSeptive shall have no liability for, any settlement, compromise or dismissal of such suit, or costs incurred in connection therewith, without PerSeptive's consent. Should the use of any Products by Sequenom be enjoined, or if PerSeptive believes that the use of the Products may infringe the Intellectual Property Rights of others, PerSeptive may, at its option, require Sequenom to discontinue the use of the allegedly infringing Product and shall either (i) substitute an equivalent non-infringing Product, (ii) modify the Product so that it no longer infringes but remains equivalent,
    (iii) obtain for Sequenom, at PerSeptive's own expense, the right to continue use of such Product, or (iv) refund the purchase price for such Product. At PerSeptive's request, Sequenom shall promptly return the Product to PerSeptive, at PerSeptive's expense. The foregoing states the entire liability of PerSeptive for Intellectual Property Right infringement.

5.  BACKORDERS
    ----------

    5.1 Backorders are defined as orders for System Products (excluding any piece, spare or similar component parts) that have not been fully received at the designated delivery point within the guaranteed order lead-time, subject to Section 6.1 below.

    5.2 Backorders must show an approximate shipping date and indicate the reason for such backorder.

    5.3 PerSeptive is required to provide any backorders without any extra service or delivery charges.

    5.4 It is the responsibility of PerSeptive to manage backorders and provide Sequenom, at no additional cost, with the required Products designated in a Purchase Order and to ensure their timely delivery.

         (i) In case of default, and after notifying PerSeptive, Sequenom may obtain the equivalent Products from other suppliers.

         (ii) PerSeptive will be responsible, for the cost difference between the Products and the Products from other suppliers.

    5.5 PerSeptive will be in default if the Products are backordered for more than ten (10) working days, or if Sequenom feels that the approximate shipping date provided by PerSeptive for the backordered Product(s) jeopardizes Sequenom's commercial operations and the operation of its Customers.

6.  DELIVERY
    --------

    6.1 PerSeptive shall use commercially reasonable efforts to deliver Products to Sequenom on or within five (5) business days after the Delivery Dates set forth in Purchase Orders accepted by PerSeptive. Unless PerSeptive otherwise agrees, all Delivery Dates shall be ninety (90) days or more from the date the Purchase Order is delivered to PerSeptive.

    6.2 In the event circumstances of force majeure as defined in Section 19.1 exist which would prevent or delay delivery of Products by PerSeptive, PerSeptive shall have the right to apportion Products available for delivery among its various customers.

7.  SHIPMENT AND RISK OF LOSS
    -------------------------

    7.1 All Products delivered pursuant to the terms of this Agreement shall be F.O.B. PerSeptive manufacturing Plant, freight and insurance prepaid and added to the invoice, to Sequenom's address or other place of delivery as designated time to time by Sequenom, provided, however, that if delivery is requested to a site other than Sequenom's address set forth in Section 18, Sequenom shall be responsible to qualify delivery to such other site by specifying in sufficient detail to PerSeptive all of the necessary shipping and installation requirements for such site. Sequenom shall indemnify and hold PerSeptive harmless, including the reimbursement of all reasonable expenses incurred by PerSeptive, as a result of Sequenom's failure to properly qualify delivery. Sequenom shall use its best efforts to assist PerSeptive in arranging any desired insurance (in amounts that Sequenom shall determine) and transportation, via airfreight unless otherwise specified in writing, to any destinations specified in writing from time to time. All customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery shall be at Sequenom's expense.

    7.2 Title, with the exception of certain technology that is licensed to Sequenom as provided in this Agreement, and risk of loss with respect to all Products shall pass from PerSeptive to Sequenom upon transfer to the carrier.

8.  INSTALLATION AND ACCEPTANCE
    ---------------------------

    8.1 Installation of Products by PerSeptive may be purchased by Sequenom at the time of issuance of a Purchase Order by including a statement that installation by PerSeptive of the designated Product is requested, or at any other time. If a Purchase Order with installation by PerSeptive included is accepted by PerSeptive, PerSeptive shall install the Product, in accordance with PerSeptive's then standard installation practice, at the Customer location or Sequenom's location, as designated on the Purchase Order or as otherwise agreed. The cost of installation for the Product in question will be included on the Purchase Order and may be invoiced by PerSeptive with the invoice for the Product, or when installation by PerSeptive is otherwise agreed to, may be separately invoiced by PerSeptive, at PerSeptive's discretion. PerSeptive will use commercially reasonable efforts to schedule and complete installation in a timely fashion. PerSeptive and Sequenom will cooperate with each other to coordinate each other's installation efforts.

    8.2 For Products installed by PerSeptive, PerSeptive shall have no obligation to integrate the Product with any product of Sequenom, who shall be solely responsible for system integration.

    8.3 For Products installed by PerSeptive, installation shall be complete, and acceptance by Sequenom shall occur, when the Product passes
    PerSeptive's standard
    installation and test procedures in effect at the time of installation. For Products that are not installed by PerSeptive, acceptance by Sequenom occurs upon shipment and will be deemed to have occurred unless Sequenom demonstrates within thirty (30) days after delivery that the Product does not pass PerSeptive's standard installation and test procedures or satisfy the applicable Specifications, in which case acceptance occurs when such procedures are passed. Sequenom shall notify PerSeptive in writing of its rejection of the Product, specifying in sufficient detail the nature of the problem, and shall await PerSeptive's instructions with regard to disposition of the rejected Product which shall come no less than forty eight (48) hours after receiving the notification. PerSeptive shall use its reasonable best efforts to either repair on-site or off site, or, at its option, to replace the rejected Product with conforming Product. In any event, a Product that passes PerSeptive's standard installation and test procedures shall be at the Customer's facility as soon as commercially feasible. PerSeptive will use its reasonable commercial efforts to provide a Product that passes such tests no later than ten (10) working days after the initial Product failed the installation and test procedures. If instructed by PerSeptive, and upon receipt by Sequenom of a return authorization from PerSeptive, Sequenom shall ship back to PerSeptive any defective Product or any component thereof at Sequenom's cost. PerSeptive shall ship any replacement product back to Sequenom or the Customer at PerSeptive's cost. Refund including any freight and insurance costs incurred for authorized returned Products, repair or replacement shall be Sequenom's remedy for any rejection of any Product. Products may not be returned to PerSeptive under any circumstances without PerSeptive's prior written authorization. Any Product not repairable on-site and returned hereunder to PerSeptive may be conformed to comply with the Specifications at PerSeptive's facilities and thereafter used to fill a future Sequenom order.

9.  TRAINING
    --------

    9.1 PerSeptive commits to train, tuition free, two (2) designated Sequenom employees in the installation and routine maintenance of the Products. The training will be conducted concurrently in a single class of two (2) weeks duration at PerSeptive's facility as part of PerSeptive's standard training programs and will be scheduled and executed within one hundred twenty (120) days of the Effective Date. Sequenom may request from time to time due to employee changes or increased customer demand, and PerSeptive shall grant, additional training of the type set forth above. The training will be scheduled on a mutually agreed upon basis and shall be invoiced to Sequenom
    at a rate of                        ***

10. PAYMENT
    -------

    10.1 Upon or after delivery of the Product to the F.O.B. point, PerSeptive shall submit an Invoice therefor. Sequenom agrees to pay the amount of Invoices submitted by PerSeptive within thirty (30) days from date of Invoice.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    10.2 If payment is not received by the due date, a service charge may be added at the rate of 1.5 % per month (18% per year) or the maximum legal rate, whichever is less, to unpaid invoices from the due date thereof. Sequenom agrees to pay such service charges and agrees to reimburse PerSeptive reasonable attorney's fees and other out of pocket expenses of collection if PerSeptive engages counsel and/or incurs expenses to collect overdue amounts.

    10.3 In the event that Sequenom shall fail to pay any past due Invoice within ten (10) days of receipt of notice from PerSeptive, PerSeptive may, at any time and in its sole discretion, limit or cancel the credit of Sequenom as to time and amount, and as a consequence, may demand full payment or partial payment before delivery of any unfilled Purchase Order of this Agreement, and may demand assurance of Sequenom's due performance. Upon making such demand, PerSeptive may suspend production, shipment, and/or deliveries. If, within the period stated in such demand, but in no event longer than thirty (30) days, Sequenom fails to agree and comply with such different terms of payment, and/or fails to give adequate assurance of due performance, PerSeptive may (i) by notice to Sequenom, treat such failure or refusal as a repudiation by Sequenom of the accepted Purchase Orders not then fully performed, whereupon PerSeptive may cancel all further deliveries and any amounts unpaid hereunder shall immediately become due and payable; or (ii) make shipments under reservation of a security interest and demand payment against tender of documents of title.

11. RESALE RESTRICTIONS
    -------------------

    11.1 PerSeptive hereby grants a right to Sequenom to resell the Products, bundled with the Sequenom system as described in Section 11.2, only to
    locations      ***
     ***
     ***
     ***
     ***      . If a location other than those listed above is designated as the place of installation on a Purchase Order accepted by PerSeptive, the parties shall be deemed to have agreed on such other location.

    11.2 It is the intention of the parties that this Agreement represents a value added resale business relationship. Accordingly, Sequenom's resale of Products shall be in conjunction with other Sequenom products,
    ***
     ***. Sequenom shall have no right to resell any Product purchased hereunder as a stand-alone Mass Spec Product, and any attempt to do so shall be deemed a material breach of this Agreement by Sequenom for which there is no right of cure, notwithstanding anything contained in this Agreement to the contrary.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    11.3 As set forth in Section 15.1, the price of Products payable by Sequenom pursuant to this Agreement is Confidential Information of PerSeptive, and Sequenom shall not furnish such price in any quote of any Sequenom system that includes a Product, or quote other items separately so that such price can be deduced, or otherwise disclose such price to any third party.

12. WARRANTY
    --------

    12.1 PerSeptive warrants that the Products will conform to the Specifications at the time of delivery and will be free from defects in materials and workmanship for a period of six (6) months. The warranty period begins on the date of installation if the Products are installed by PerSeptive, but in no event later than thirty (30) days after shipment, or otherwise on the date of delivery. The foregoing warranties do not include periodic maintenance or calibration recommended for some Products, unless specifically covered in the express written warranty terms, if any, accompanying the delivery of such Products. To the extent then generally available to PerSeptive customers, Sequenom may purchase extended support coverage or a service contract on Products purchased pursuant to this
    Agreement at PerSeptive's then applicable retail rate, less    ***   .


    12.2 If PerSeptive receives notice of defects or nonconformance to the Specifications during the warranty period, PerSeptive will, at its option, repair (and recalibrate only as necessitated by repairs) or replace the affected Products. If PerSeptive is unable, within the times designated in
    Section 12.6, to repair, replace or correct a defect or non-conformance in a Product to a condition as warranted, Sequenom will be entitled to a refund of the purchase price upon prompt return of the Product to PerSeptive. PerSeptive will pay expenses for shipment of both defective and repaired or replacement Products.

    12.3 The above warranties do not apply to defects resulting from improper or inadequate maintenance or calibration by Sequenom or its Customers; Sequenom or third party supplied hardware or software, interfacing or supplies; unauthorized modification; improper use or operation outside of the Specifications for the Product; abuse, negligence, accident, loss or damage in transit; improper site preparation; or unauthorized maintenance or repair.

    12.4 Sequenom's sole remedies under PerSeptive's warranty shall be limited to repair or replacement of the Product that failed to conform to such warranty, or refund of the purchase price of the Product. Repair, replacement or refund shall be at the sole discretion of PerSeptive.

    12.5 THE FOREGOING WARRANTIES ARE EXCLUSIVE AND NO OTHER WARRANTY, EXPRESS OR IMPLIED, IS GIVEN BY PERSEPTIVE, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    12.6 All Product defects or suspected defects during the warranty period will be managed by an authorized Sequenom representative (who has undergone training as provided in Section 9) who shall place a call to PerSeptive's designated service center followed up with the description of the Product problem in sufficient detail as to allow PerSeptive to assess the source of the problem. All service calls placed by Sequenom will be responded to either by fax or by phone within two (2) business days with a proposed remedy to the Customer's problem being determined by PerSeptive as soon as commercially feasible after Sequenom's initial service call. PerSeptive will use its reasonable commercial efforts to see to it that the Customer's Product is either fully operational or that a replacement instrument is delivered to the Customer if it is determined that an on-site repair is not possible with the allotted time within ten (10) business days of the initial service call. Any Product not repairable on-site and returned hereunder to PerSeptive may be conformed to comply with the Specifications at PerSeptive's facilities and thereafter used to fill a future Sequenom order.

13. LICENSE RIGHTS
    --------------

    13.1 The Products purchased pursuant to this Agreement are described and claimed in one or more of the following U.S. Patents:
    ***                      , as well as in corresponding foreign patents and
    patent applications        ***        .  The price of each Product includes
    a prepaid royalty of *** of its list price, and in consideration for such royalty. PerSeptive hereby grants to Sequenom a non-exclusive license solely to use and sell land not to make or have made) the Products with Delayed Extraction (TM) technology claimed in the DE Patents and to extend such license solely to those Customers of Sequenom who purchase such Product as part of a Sequenom system. Any such sublicense extended to its Customers by Sequenom as provided herein must incorporate the terms of the license provided in this Section 13.1 in a written sublicense agreement acceptable to PerSeptive in form and substance, which will be made available to PerSeptive upon request. No other license is granted to Sequenom either directly or by implication, estoppel or otherwise by PerSeptive under this
    Section 13. 1.

    13.2 PerSeptive represents that it is the exclusive licensee, with the right to sublicense, of U.S. Patent Nos. 5,288,644; 5,453,247; and 5,643,798, and the nonexclusive licensee, with right to sublicense, subject to certain rights of the licensor to recapture exclusive rights, of U.S. Patent No. 5,045,694 (collectively, the "DNA Patents"). PerSeptive grants a non-exclusive sublicense to Sequenom, upon the purchase of the Product, to all patent rights (except for rights of manufacture either directly or indirectly) in the DNA Patents, thereby providing Sequenom the freedom to use, sell and conduct DNA Sequencing and related methods using the Product, under the DNA Patents, and to sublicense such rights solely to those Customers of Sequenom who purchase such Product as part of a Sequenom system. The price of each Product includes a prepaid license fee of ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

    per product. Any sublicense extended to its Customers by Sequenom as provided herein must incorporate the terms of the license provided in this
    Section 13.2 in a written sublicense agreement acceptable to PerSeptive in form and substance, which will be made available to PerSeptive upon request. No other license is granted to Sequenom either directly or by implication, estoppel or otherwise by PerSeptive under this Section 13.2.

    13.3 PerSeptive hereby grants to Sequenom a limited license to use and modify the Delayed Extraction technology and the DNA Patents only to the extent necessary and solely for the purposes of internal use, testing and marketing.

14. TRADEMARKS; PROMOTIONAL MATERIALS
    ---------------------------------

    14.1 PerSeptive hereby grants Sequenom a non-transferable, nonsublicensable, nonexclusive license to use the Trademarks, without modification unless approved by PerSeptive as set forth in Section 14.2, solely in connection with Sequenom with Sequenom marketing, and distribution of the Products and Sequenom system. Sequenom may place its own trademarks and brand identification on the Products it purchases hereunder provided that (i) Sequenom's trademarks and identification are displayed in a size no greater than of those of PerSeptive and (ii) Sequenom's trademarks and identification are placed on the Products in a manner that is not likely to cause confusion with PerSeptive's trademarks and brand identification.

    14.2 Within thirty (30) days of the Effective Date, Sequenom will submit for approval by PerSeptive, which shall not be unreasonably withheld, a design layout showing the use of Sequenom's trademarks and brand identification on the Products. Any subsequent changes to such layout will similarly require PerSeptive's approval.

    14.3 All advertisements and other promotional materials and other descriptions of systems that include Products published by Sequenom shall include a notation that the Products have been manufactured by PerSeptive under agreement with Sequenom and an indication of the applicable license rights accompanying the sale of Products as set forth in Sections 13.1 and 13.2.

15. CONFIDENTIALITY
    ---------------

    15.1 During the term of this Agreement, all Confidential Information exchanged or developed under this Agreement shall be kept strictly confidential by either party and shall not be used by either party nor disclosed by either party to any third party for any purpose except those of this Agreement and within either party's own organization only to employees or consultants who have undertaken a similar obligation for the time during and after the term of their employment or consulting contract. This obligation shall not extend to any Confidential Information that is now or subsequently becomes part of the public domain through no breach of this Agreement. By way of example but not by way of limitation, all information relating to PerSeptive's sale of Products (e.g., price, quantity, discount, delivery schedule, Product improvements, SOP documents, operation manuals, schematics, design specifications, manufacturing procedures, etc.) and Specifications shall be deemed PerSeptive's Confidential Information.

    15.2 The provisions of Section 15.1 shall survive any termination of this Agreement and continue in force for a period of five (5) years following the effective date of any such termination.

16. LIMITATION OF LIABILITY; INDEMNIFICATION
    ----------------------------------------

    16.1 Except solely with respect to damages for personal injury caused by PerSeptive's negligence or willful misconduct, PerSeptive's liability arising out of this Agreement, including without limitation on account of any breaches or default, or from or on account of any Products sold pursuant to this Agreement, or the use thereof, arising from whatever cause, whether tort, breach of contract, warranty, or otherwise, excepting solely fraud, is limited to one million dollars ($1,000,000) in the aggregate. This Section does not limit liability for bodily injury of a person.

    16.2 NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL PERSEPTIVE BE LIABLE, WHETHER IN CONTRACT, TORT, WARRANTY, OR UNDER ANY STATUTE (INCLUDING WITHOUT LIMITATION ANY TRADE PRACTICE, UNFAIR COMPETITION OR OTHER STATUTE OF SIMILAR IMPORT) OR ON ANY OTHER BASIS, FOR INDIRECT, PUNITIVE, MULTIPLE, INCIDENTIAL, CONSEQUENTIAL OR SPECIAL DAMAGES SUSTAINED BY SEQUENOM OR ANY OTHER PERSON ARISING OUT OF OR IN CONNECTION WITH ANY ASPECT OF THIS AGREEMENT OR ITS PERFORMANCE OR ANY FAILURE IN PERFORMANCE OR BREACH, OR THE USE OR PERFORMANCE, OR CONSEQUENCES OF USE OR PERFORMANCE, OF ANY PRODUCTS MANUFACTURED OR FURNISHED BY PERSEPTIVE WHETHER OR NOT FORESEEABLE AND WHETHER OR NOT PERSEPTIVE IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, INCLUDING, WITHOUT LIMITATION, DAMAGES ARISING FROM OR RELATED TO LOSS OF USE, LOSS OF DATA, FAILURE OR INTERRUPTION IN THE OPERATION OF ANY EQUIPMENT OR SOFTWARE, DELAY IN REPAIR OR REPLACEMENT, OR FOR LOSS OF REVENUE OR PROFITS, LOSS OF GOODWILL, OR LOSS OF BUSINESS UNLESS EXPLICITLY PROVIDED FOR HEREIN.

    16.3 Sequenom agree to defend PerSeptive and its Affiliates at its cost and expense, and will indemnify and hold PerSeptive, its Affiliates and their respective directors, officers, employees and agents (the "PerSeptive Indemnified Parties") harmless from and against any liabilities, losses, costs, damages, fees or expenses (including reasonable attorney's fees) arising out of any claim relating to (i) any breach by Sequenom of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal injury or property damage from the use, sale or other disposition of any Product or service offered by Sequenom and/or its respective licensees or collaborators or (iii) the negligence or willful misconduct of Sequenom, except in all cases to the extent caused by the negligence or Willful misconduct of PerSeptive.

    16.4 PerSeptive agrees to defend Sequenom and its Affiliates at its cost and expense, and will indemnify and hold Sequenom, its Affiliates and their respective directors, officers, employees and agents (the "Sequenom Indemnified Parties") harmless from and against any liabilities, losses, costs, damages, fees or expenses (including reasonable attorney's fees) arising out of any claim relating to (i) any breach by PerSeptive of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal injury or property damage from the negligent development and manufacture of any Product or service offered by PerSeptive or its licensees or collaborators or (iii) the negligence or willful misconduct of PerSeptive, except in all cases to the extent caused by the negligence or willful misconduct of Sequenom.

    16.5 Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party"). Such notice shall specify the nature of the claim and, when known, the facts constituting the basis for, as well as the amount or an estimate of the amount of the liability arising from, such claim. Failure to promptly notify shall not relieve a Party from its indemnity obligations hereunder except to the extent of prejudice caused by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 16.6.

    16.6 In connection with any claim giving rise to indemnity under Section 16 of this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date notice of such claim is given, the Indemnified Party may defend against such claim or litigation, without prejudice to pursue its rights of indemnity. In such event, the Indemnified Party may defend in a manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, but only after giving written notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The Parties shall cooperate with each other in the defense of any such third party claim pursuant to this Section 16.

17. TERM AND TERMINATION
    --------------------

    17.1 The term of this Agreement shall be for the period beginning on the Effective Date and ending three (3) years thereafter.

    17.2 This Agreement shall terminate upon written notice by one Party to the other in the event the other Party shall become insolvent, or shall ask its creditors for a moratorium, or shall file a voluntary bankruptcy petition, or shall suffer appointment of a temporary or permanent receiver, trustee, or custodian, for all or a substantial part of its assets who shall not be discharged within sixty (60) days.

    17.3 Either Party may terminate this Agreement for default by the other Party to perform any of its obligations under this Agreement by notifying the other Party in writing of such default and allowing the other party thirty (30) days within which to cure such default, unless the default is the failure to pay money, in which case the defaulting party shall have only five days to cure such default after receiving written notice of nonpayment. If such default is not cured within thirty (30) days from receipt of such notice of default (or five (5) days in the case of non-payment of money owed), the non-defaulting party may terminate this Agreement by written notice to the defaulting party.

    17.4 Except to the extent expressly provided to the contrary, the following provisions shall survive the termination of this Agreement: this
    Section 17.4, Section 15, Section 16, Section 18, and Section 19. Any rights of Seller to payments accrued through termination as well as obligation of the parties under firm orders for purchase and delivery of Products at the time of such termination shall remain in effect, except that in the case of termination under Section 17.3, the terminating party may elect whether obligations under firm orders will remain in effect and except that PerSeptive will have no obligation to manufacture and deliver Products that have Delivery Dates more than six (6) months after the date of termination.

18. NOTICES
    -------

    18.1 All notices and requests required or authorized hereunder shall be given in writing either by personal delivery; by registered or certified mail, return receipt requested; or by fax or telex. Such notice shall be deemed to have been given upon, such date that it is so personally delivered; the date three (3) days after it is deposited in the mail; or the date the same is received by the receiving party's fax or telex machine, irrespective of the date appearing therein.

         If to PerSeptive:                   If to Sequenom:
         PerSeptive Biosystems, Inc.         Sequenom, Inc.
         500 Old Connecticut Path            11555 Sorrento Valley Road, Suite C
         Framingham, MA 01701                San Diego, CA 92121-1331

         Attention: General Counsel          Attention: Business Development
         Tel: (508) 383-7700                 Tel: (619) 350-0345
         Fax: (508) 383-7468                 Fax: (619) 350-0344

19. GENERAL
    -------

    19.1  Force Majeure

    Except with respect to the payment of money, neither party shall be liable for any failure or delay in its performance under this Agreement due to causes, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, and governmental actions, which are beyond its reasonable control; provided that the delayed party: (i) gives the other party written notice of such cause and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed party's time for performance or cure under this Paragraph 19.1 shall be extended for a period equal to the duration of the cause.

    19.2  Relationship of Parties

    The parties to this Agreement are independent contractors. Neither party nor their respective employees, consultants, contractors or agents are agents, employees or joint ventures of the other, nor do they have any authority to bind the other by contract or otherwise to any obligation. Neither party will not represent to the contrary, either expressly, implicitly, by appearance or otherwise.

    19.3  Assignment

    Neither PerSeptive, on one hand, nor Sequenom, on the other hand, may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business and assets of PerSeptive, on the one hand, or Sequenom, on the other, to which the subject matter of this Agreement pertains. Notwithstanding the foregoing, any Party may assign its rights (but not its obligations) pursuant to this Agreement in whole or in part to an Affiliate of such Party.

    19.4  Successors in Interest

    Subject to Section 19.3, the rights and liabilities of the parties hereto will bind and inure to the benefit of their respective successors, executors and administrators, as the case may be.

    19.5  Applicable Law

    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A, exclusive of its conflicts of law rules. Any litigation or other dispute resolution between the parties relating to this Agreement shall take place in the District of Massachusetts. The parties consent to the personal jurisdiction of and venue in the state and federal courts within that District.

    19.6  Severability

    If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

    19.7  No Waiver

    Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

    19.8  Counterparts

    This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute but one and the same instrument.

    19.9  Complete Agreement

    This Agreement, including all Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of both parties.

    19.10  Third Party Beneficiaries

    No third party beneficiary rights are conferred or are intended to be conferred by this Agreement.

    19.11  Headings

    Headings in this Agreement are for convenience only, and shall not be used to and shall not effect the meaning or interpretation of this Agreement.

    19.12  Full Disclosure

    Any representations made by the Parties in this Agreement or any Exhibit hereto do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained therein misleading.

    19.13  Public Announcements

    Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon among the Parties in advance of such announcement. All Parties understand that this Agreement is likely to be of significant interest to investors, analysts and others, and that any of the Parties therefore may make such public announcements with respect thereto. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Parties a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five (5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

PerSeptive Biosystems, Inc.        Sequenom, Inc.


By: /s/ Joseph E. Malandrakis        By: /s/ Hubert Koster
    -------------------------            -------------------------
    Name: Joseph E. Malandrakis          Name: Hubert Koster
    Title: VP/ General Manger            Title: President & CEO


Legal:  A.T. Karnalirs

                                  EXHIBIT 2.1

                      Product Price and Discount Schedule

Part No.                            Description                                  ***          ***          ***
----------------------------------------------------------------------------------------------------------------------
V888520           Voyager-DE Biospectrometry Workstation with Data                            ***
                  System*
                               License Fee for DNA Patents
----------------------------------------------------------------------------------------------------------------------
V700454           500 MHz Acquisition System*                                                 ***
----------------------------------------------------------------------------------------------------------------------
V999999           Negative Ion Capability                                                     ***
----------------------------------------------------------------------------------------------------------------------
V700388           Sample Video Monitor System                                                 ***
                  (US, Canada and Japan Only)
----------------------------------------------------------------------------------------------------------------------
V700718           Sample Video Monitor System                                                 ***
                  (EU and rest of world)
----------------------------------------------------------------------------------------------------------------------
V700715           High Current Detector for Voyager-DE
                  (factory installed)
----------------------------------------------------------------------------------------------------------------------
V888630           Voyager-DE PRO Biospectrometry Workstation with Data                        ***
                  System (US Canada and Japan only)*
                              License Fee for DNA Patents
----------------------------------------------------------------------------------------------------------------------
V899630           Voyager-DE PRO Biospectrometry Workstation with Data                        ***
                  System (EU and rest of world)*
                              License Fee for DNA Patents
----------------------------------------------------------------------------------------------------------------------
V725113           2 GHz Acquisition System*                                                   ***
----------------------------------------------------------------------------------------------------------------------
V700400           CID Module                                                                  ***
----------------------------------------------------------------------------------------------------------------------
V700716           High Current Detector for Voyager-DE PRO                                    ***
                  (factory installed)
----------------------------------------------------------------------------------------------------------------------
N/A               Installation for Voyager-DE Workstation**                                   ***
----------------------------------------------------------------------------------------------------------------------
N/A               Installation for Voyager-DE PRO Workstation**                               ***
----------------------------------------------------------------------------------------------------------------------
N/A               Field Labor Support Rate                                                    ***
----------------------------------------------------------------------------------------------------------------------
N/A               Extended Support for Voyager-DE Workstation                                 ***
                              a)  BioMaintenance Plan
                              b)  BioAssurance Plan
                              c)  BioAssurance Plus Plan
----------------------------------------------------------------------------------------------------------------------
N/A               Extended Support for Voyager-DE PRO Workstation                             ***          ***
                              a)  Maintenance Plan
                              b)  BioAssurance Plan
                              c)  BioAssurance Plus Plan
----------------------------------------------------------------------------------------------------------------------

  * Minimum Required Configuration for System Product
 ** Includes Travel Expenses

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.